Exhibit 32.1

CERTIFICATION REQUIRED BY RULE 13a-14(b)
AND 18 U.S.C. §1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Texas Regional Bancshares, Inc. (“the Company”) on Form 10-Q for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, certify, pursuant to 18 U.S.C section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

Date: November 14, 2003	/s/ G.E. Roney
Glen E. Roney
Chairman of the Board, President & Chief Executive Officer

Date: November 14, 2003	/s/ R. T. Pigott, Jr.
R. T. Pigott, Jr.
Executive Vice President & Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Texas Regional and will be retained by Texas Regional and furnished to the Securities and Exchange Commission or its staff upon request.